EXHIBIT 99.1

Avenir Wellness Solutions Announces New Ticker Symbol As Final Part of Exciting New Brand Identity

New Branding Reflects Company’s Commitment to the Future of Wellness

SHERMAN OAKS, CA--(ACCESSWIRE)--August 8, 2023 – Avenir Wellness Solutions, Inc. (OTC Pink: CURR) (“Avenir” or the “Company”), a proprietary broad platform and wellness technology company, today announced that it has received regulatory approval to officially change its ticker symbol from “CURR” to “AVRW” effective at the stock market opening on August 9, 2023. The ticker symbol change follows the corporate name change to “Avenir Wellness Solutions, Inc.” in October 2022. The name change reflects the renewed focus of the Company with its incubator strategy and continuing efforts to create and commercialize wellness technologies with quality products and brands in the wellness and beauty space. In connection with the name change, the Company previously launched a new corporate website at: www.avenirwellness.com.

“This re-branding opened a new chapter for the Company beginning last year with strategic and deliberate changes. As we continue to focus on our short and long-term growth strategy by steadily increasing revenue with high margin products, we are also broadening our wellness platform technology using an incubator strategy to monetize its intellectual property. We fully intend to continue creating new innovative technologies supported with intellectual property to not only grow the business but grow the Company’s shareholder value as well,” stated Nancy Duitch, Avenir CEO.

The Company’s common stock will continue to be traded on OTC Pink Market and the CUSIP number will not be changing. The Company has reapplied to move its common stock back to the OTCQB now that all delinquent filings have been filed with the U.S. Securities and Exchange Commission.

This rebranding is part of the Company’s shareholder value initiatives and ongoing commitment to delivering innovative and highly desired wellness technologies to the marketplace. The Company’s long-term growth strategy is to increase revenue with high margins, use its incubator strategy to grow the patent and product portfolio as well as monetize the IP patent technology through strategic partnerships. These initiatives, along with the Company’s relationships with Nicole Kidman and other major social media influencers, is expected to help propel its health and beauty products to become a household name, consistent with its strategy to become a genuine house of recognizable and respected quality brands.

“Providing cutting edge products, proprietary delivery systems, and impactful marketing strategies to an enormous health and wellness industry that is desperate for new innovations and solutions is the key for us to becoming a House of Quality Brands. Rebranding the Company and delivering on our value proposition is very exciting, and it will ultimately increase shareholder value,” continued CEO Nancy Duitch.

For more information, please visit www.avenirwellness.com and www.seralabshealth.com

1

About Avenir Wellness Solutions, Inc.

Avenir Wellness Solutions, Inc. (OTC Pink: AVRW) is a broad platform technology company that develops proprietary wellness, nutraceutical, and topical delivery systems. The technology, which is based on (15) fifteen current patents, offers a number of unique immediate- and controlled-release delivery vehicles designed to improve product efficacy, safety, and consumer experience for a wide range of active ingredients. The Company will continue down the path of creating new technologies that will be part of its incubator strategy in order to monetize its IP. As a vertically integrated platform company, Avenir looks to partner or license its IP technology with wellness companies worldwide. For more information visit: www.avenirwellness.com.

About The Sera Labs, Inc.

Sera Labs, a wholly owned subsidiary of Avenir, is a trusted leader in the health, wellness, and beauty sectors of innovative products with cutting-edge technology. Sera Labs creates high-quality products that use science-backed, proprietary formulations. More than 25 products are sold under the brand names Seratopical™, Seratopical Revolution™, SeraLabs™, and Nutri-Strips™. Sera Labs sells its products at affordable prices, making them easily accessible on a global scale. Strategically positioned in the growth market categories beauty, health & wellness, Sera Labs sells products direct-to-consumer (DTC) via online website orders, including opt-in subscriptions, under private label to multi-level marketers and sold online and in-store at major national drug, grocery chains, convenience stores, and mass retailers. For more information visit: www.seralabshealth.com and follow Sera Labs on Facebook and Instagram at @seratopical, as well as on Twitter at @sera_labs.

Forward Looking Statement

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the future growth and success of our organization. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "could," "estimate," "expected," "intend," "may," "plan," "predict," "project," "should," "will," or "would," and similar expressions or the negative of these expressions.

Forward-looking statements represent our management's current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

Contacts:

Media

Autumn Communications

E: seratopical@autumncommunications.com

T: (212) 206-9780

Investor Relations

Hanover International Inc.

T: (760) 564-7400

E: investor@avenirwellness.com

2